UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): September 10, 2008

UNITIL CORPORATION

(Exact name of registrant as specified in its charter)

New Hampshire	1-8858	02-0381573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Liberty Lane West, Hampton, New Hampshire	03842-1720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 772-0775

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On September 10, 2008, Unitil Corporation (“Unitil” or the “Company”) issued a press release announcing that its shareholders approved an increase in the authorized shares of common stock at a Special Meeting of Shareholders, held today at the corporate office in Hampton, New Hampshire. Shareholders approved an amendment to the Company’s Articles of Incorporation to increase the authorized number of shares of common stock, no par value (“Common Stock”), from 8,000,000 shares to 16,000,000 shares in the aggregate.

Of the 8,000,000 additional shares of newly authorized Common Stock, the Company expects to issue and sell up to 4,000,000 shares in a public offering to partially finance the acquisition of Northern Utilities, Inc. (“Northern”) and Granite State Gas Transmission, Inc. (“Granite”).

In his presentation at the meeting, Robert G. Schoenberger, Unitil’s Chairman and Chief Executive Officer, reviewed the Company’s progress towards completion of Unitil’s $160 million acquisition of Northern and Granite. Regulatory approvals are expected on or about October 1, and the target closing date is mid-November.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Number	Exhibit
99.1	Press release dated September 10, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UNITIL CORPORATION

By:	/s/ Mark H. Collin
Mark H. Collin
Senior Vice President, Chief Financial Officer and Treasurer

Date: September 11, 2008